Exhibit 99.1

Shore Bancshares Announces Stock Repurchase Plan

EASTON, Md., November 24, 2020/PR Newswire/-Shore Bancshares, Inc. (“the Company”) (NASDAQ:SHBI) announced today that it had received a non-objection letter from the Federal Reserve Bank of Richmond to allow the Company to repurchase its common stock. Under the new repurchase program, management is authorized to repurchase up to $5.0 million of the Company’s common stock. As of November 24, 2020, the Company had 12,036,573 outstanding shares of common stock. The program may be limited or terminated at any time without prior notice. The program will expire on December 31, 2021.

The newly-approved stock repurchase program follows the Company’s prior stock repurchase program, which was approved in April 2019 and authorized the repurchase of up to $10.0 million of common stock. In connection with the prior stock repurchase program, which concluded in the fourth quarter of 2020, the Company purchased an aggregate of 772,971 shares of its common stock for aggregate cash consideration of $9.9 million.

Lloyd L. “Scott” Beatty, Jr., President and Chief Executive Officer stated, “We are pleased to announce that we have been authorized to begin a new common stock repurchase program. We feel at the present time this is a prudent use of our excess liquidity while maintaining our strong capital levels. The Company continues to record solid earnings, reductions in nonperforming assets and organic growth in both loans and deposits which we believe has not been reflected in our current stock price. With our common stock trading below tangible book value, we see this as an opportunity to put this capital to good use while creating long-term shareholder value.”

Under the new stock repurchase program, shares of common stock may be repurchased by the Company from time to time in open market transactions or in privately negotiated transactions as permitted under applicable rules and regulations. Repurchases may be conducted, suspended, or terminated at any time without notice. The extent to which the Company repurchases its shares and the timing of such repurchases will depend upon market conditions and other considerations as may be considered in the Company’s sole discretion. Repurchases may also be made pursuant to a trading plan under Rule 10b5-1 under the Securities  Exchange Act of 1934, as amended, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so because of self-imposed trading blackout periods or other regulatory restrictions.

Shore Bancshares Information

Shore Bancshares is a financial holding company headquartered in Easton, Maryland and is the largest independent bank holding company located on Maryland's Eastern Shore. It is the parent company of Shore United Bank. Shore Bancshares engages in trust and wealth management services through Wye Financial & Trust, a division of Shore United Bank. Additional information is available at www.shorebancshares.com.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as "anticipate," "estimate," "should," "expect," "believe," "intend," and similar expressions. Although these statements reflect management's good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Shore Bancshares, Inc. with the Securities and Exchange Commission entitled "Risk Factors".

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

For further information contact: Edward Allen, Senior Vice President and Chief Financial Officer,

410-763-7800